SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 30, 2004


                        CONSOLIDATED TRAVEL SYSTEMS, INC.
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             (Exact name of registrant as specified in its Charter)




        Delaware                    000-33315                   13-3968990
------------------------     ------------------------    -----------------------
(State of Incorporation)     (Commission File Number)    (IRS Employer I.D. No.)


                          56 West 400 South, Suite 220
                           Salt Lake City, Utah 84101
                    ----------------------------------------
                    (Address of principal executive offices)


                                 (801) 322-3401
                         -------------------------------
                         (Registrant's telephone number)


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Item 5.  Other Events and Required FD Disclosure.

         On June 30, 2004, Consolidated Travel Systems, Inc. (the "Company") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Knobias Holdings, Inc., a privately held Delaware corporation ("Knobias"), and KHI Acquisition, Inc., a wholly owned subsidiary of the Company (the "Merger Sub"). Pursuant to the Merger Agreement, the Company will be acquired in a reverse acquisition by Knobias. As a result of the merger transaction, the directors and officers of Knobias will become directors and officers of the Company, the Company will change its name to "Knobias, Inc.," and it is expected that the Company's trading symbol will be changed to better reflect the new name. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Knobias with Knobias emerging as the surviving corporation and a wholly owned subsidiary of the Company. The pre-reverse acquisition stockholders of the Company will retain approximately 5% of the Company's stock expected to be outstanding after the merger, after giving effect to a one for three reverse stock split, to be effected by the Company immediately prior to the merger. The closing of the merger is subject to the satisfaction of certain conditions, including approval by the Company's stockholders of the reverse stock split and an amended and restated certificate of incorporation, completion of satisfactory due diligence, approval of the merger by the stockholders of Knobias, the filing by the Company of a definitive information statement with the Securities and Exchange Commission, the completion by Knobias of financing in the amount of at least $2 million, and other customary conditions.

         In connection with the execution of the Merger Agreement, Knobias and the Company also entered into an agreement with Duncan Capital Group, LLC, pursuant to which Duncan Capital has agreed to contribute to Knobias all of Duncan's interest in the Duncan-Knobias joint venture, Kollage, LLC, in exchange for common stock of the Company. In addition, stockholders of the Company who currently own approximately 83% of the outstanding common stock of the Company have entered into agreements with Knobias pursuant to which they have agreed to vote in favor of certain matters related to the transaction.

         The foregoing description of the merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and such Exhibit is incorporated herein by reference.

         On July 6, 2004, the Company issued a press release announcing that it has entered into the Merger Agreement with Knobias and Merger Sub. A copy of the press release is filed herewith as Exhibit 99.1 and such Exhibit is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.     Description
-----------     -----------

 2.1             Agreement and Plan of Reorganization among
                 Knobias Holdings, Inc., Consolidated Travel Systems, Inc. and KHI Acquisition, Inc., dated June 30, 2004 (Filed herewith)

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 99.1            Press release of Consolidated Travel Systems, Inc.,
                 dated July 6, 2004, announcing the signing of a definitive merger agreement with Knobias Holdings, Inc. (Filed herewith)


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: July 14, 2004             By:      /s/ Geoff Williams
                                    --------------------------------------
                                          Geoff Williams
                                          President and Chief Executive Officer



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